UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 7, 2026

MUELLER INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

150 Schilling Boulevard	Suite 100
Collierville	Tennessee	38017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(901)	753-3200

Registrant’s Former Name or Address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 Par Value	MLI	NYSE

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new of revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2026, the Company held its Annual Meeting of Stockholders, at which three proposals were voted upon. The results of the vote are as follows:

Proposal 1 - Election of directors; the following persons were duly elected to serve, subject to the Company’s By-laws, as Directors of the Company until the next Annual Meeting, or until election and qualification of their successors:

	For	Withheld
Gregory L. Christopher	91,402,399	2,458,354
Elizabeth Donovan	64,132,441	29,728,312
William C. Drummond	92,784,657	1,076,096
Gary S. Gladstein	90,662,750	3,198,003
Scott J. Goldman	91,787,157	2,073,596
John B. Hansen	91,545,665	2,315,088
Terry Hermanson	87,392,647	6,468,106
Charles P. Herzog, Jr.	88,535,358	5,325,395

Proposal 2 - The Company’s stockholders approved the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 26, 2026:

For	Against	Abstain
98,482,822	2,465,822	316,383

Proposal 3 - The Company’s stockholders approved an advisory vote on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
87,587,873	4,306,124	1,966,756	7,404,274

Item 8.01	Other Events.

On May 8, 2026 the Registrant issued a press release announcing that its Board has declared a regular quarterly cash dividend of 35 cents per share on its common stock.  The dividend will be paid June 19, 2026 to shareholders of record on June 5, 2026.  A copy of the press release announcing the payment and record dates is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated May 8, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

	By:	/s/ ANTHONY J. STEINRIEDE
	Name:	Anthony J. Steinriede
	Title:	Vice President - Corporate Controller

Date: May 11, 2026

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